Exhibit 99.2

734 Citrus Holdings, LLC

and Subsidiaries

Consolidated Financial Statements

For the Three Months Ended September 30, 2014 and 2013

734 Citrus Holdings, Inc. and Subsidiaries

Table of Contents

Page
Consolidated Financial Statements
Consolidated Balance Sheets	1 – 2
Consolidated Statements of Operations	3
Consolidated Statements of Changes in Members’ Equity	4
Consolidated Statements of Cash Flows	5
Notes to the Consolidated Financial Statements	6 – 13

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	June 30, 2014
Assets
Current assets:
Cash and cash equivalents (Note 2)	$351,370	$241,429
Accounts receivable (Notes 2 and 15)	4,274,397	4,594,099
Other receivables	2,188	283,119
Inventories (Note 2)
Unharvested citrus crops	8,893,338	5,197,483
Other	327,958	342,564
Prepaid expenses and other assets	194,275	148,840
Land held for sale (Note 2)	–	2,832,159
Total current assets	14,043,526	13,639,693
Property and equipment, net (Notes 2 and 6)	55,178,214	39,400,826
Other assets:
Deferred loan costs, net (Note 7)	482,024	380,920
Investment in agricultural cooperatives (Notes 2 and 8)	333,826	333,826
Other	7,765	257,239
Total other assets	823,615	971,985
	$70,045,355	$54,012,504

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Balance Sheets

	September 30, 2014 (Unaudited)	June 30, 2014
Liabilities and Members’ Equity
Current liabilities:
Current maturities of term debt (Note 10)	$1,581,111	$1,196,111
Current maturity of capital lease obligation (Notes 10 and 12)	–	1,763
Current deferred tax liability (Note 11)	4,166,723	3,134,983
Accounts payable	542,158	323,545
Accrued expenses	452,796	316,902
Total current liabilities	6,742,788	4,973,304
Long-term liabilities:
Note payable (Note 9)	6,000,000	3,159,620
Term debt, net of current maturities (Note 10)	36,769,167	26,444,167
Long-term deferred tax liability (Note 1)	2,873,789	3,021,322
Total long-term liabilities	45,642,956	32,625,109
Total liabilities	52,385,744	37,598,413
Commitments and contingencies (Note 16)	–	–
Members’ equity	17,659,611	16,414,091
	$70,045,355	$54,012,504

See notes to consolidated financial statements.

2

734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Operations

Three Months Ended September 30,	2014 (Unaudited)	2013 (Unaudited)
Operating revenues (Note 2):
Fruit and other revenues	$19,938	$26,403
Operating expenses:
Growing, caretaking and other direct costs	1,442	34,212
Harvesting costs	66,757	163,553
Total operating expenses	68,199	197,765
Gross loss	(48,261)	(171,362)
General and administrative:
General and administrative (Note 14)	474,580	352,949
Depreciation (Notes 2 and 6)	8,069	3,413
Total general and administrative	482,649	356,362
Loss from operations	(530,910)	(527,724)
Other income (expense):
Interest (Notes 9 and 10)	(442,732)	(400,349)
Gain (loss) on sale of assets (Note 6)	2,926,553	(2,360)
Other income	3,151	9,173
Total other income (expense), net	2,486,972	(393,536)
Income (loss) before provision for income taxes	1,956,062	(921,260)
Provision for income taxes (Note 11)	(884,207)	–
Net income (loss)	$1,071,855	$(921,260)

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

Members’ Equity
Balance, June 30, 2014	$16,414,091
Equity-based compensation (Note 14)	173,665
Net income	1,071,855
Balance, September 30, 2014 (Unaudited)	$17,659,611

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flow

Three Months Ended September 30,	2014 (Unaudited)	2013 (Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,071,855	$(921,260)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	528,430	464,339
Equity based compensation	173,665	173,665
Gain on sale of fixed assets	(2,926,553)	–
Deferred income taxes	884,207	–
Changes in assets and liabilities
Accounts receivable	319,702	488,497
Other receivables	280,931	72,638
Inventories	(3,681,249)	(2,391,576)
Prepaid expenses and other asset	(45,435)	72,951
Other assets	(526)	–
Accounts payable	218,613	132,203
Accrued expenses	135,894	(40,852)
Net cash used in operating activities	(3,040,466)	(1,949,395)
Cash flows from investing activities:
Proceeds from sale of land held for sale	5,758,712	–
Purchases of property and equipment, net	(5,046,936)	(41,954)
Increase in restricted cash	–	2,599,810
Restricted proceeds from land sales held in escrow	–	(2,599,984)
Net cash provided by (used in) investing activities	711,776	(42,128)
Cash flows from financing activities:
Net proceeds (payments) on revolving note payable	2,840,380	(71,000)
Payments on term debt	(290,000)	(290,000)
Payments on capital lease obligation	(1,763)	(4,864)
Payment of loan costs	(109,986)	–
Net cash provided by (used in) financing activities	2,438,631	(365,864)
Net increase (decrease) in cash and cash equivalents	109,941	(2,357,387)
Cash and cash equivalents, beginning of period	241,429	2,655,104
Cash and cash equivalents, end of period	$351,370	$297,717

See notes to consolidated financial statements.

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734 Citrus Holdings, LLC and Subsidiaries

Notes to the Consolidated Financial Statements

1.	Nature of Operations

734 Citrus Holdings, LLC, organized on October 19, 2012 and wholly owned subsidiaries, 734 Harvest, LLC, 734 Co-op Groves, LLC, 734 LMC Groves, LLC, and 734 BLP Groves, LLC (herein referred to as the “Company”) are limited liability companies organized under the laws of the State of Florida. There is a single class of membership with each member having limited liability. The Company owns citrus groves located in Central and South Florida. The Company harvests fruit and provides grove caretaking services to several growers.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying financial statements have been prepared on a consolidated basis to include the accounts of 734 Citrus Holdings, LLC and all entities the Company controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company maintains its cash and cash equivalents in financial institutions in the States of Florida and New York and, at times, balances may exceed Federal Deposit Insurance Corporation (FDIC) limits. All of the non-interest bearing cash balances are insured up to $250,000 per depositor at each financial institution, and at September 30, 2014 and June 30, 2014, the Company had approximately $120,000 and $235,000 respectively, in excess of FDIC insured limits with the financial institutions. The Company has not experienced any losses on these accounts.

The Company markets citrus fruit and extends credit to processors in Central Florida under different arrangements including negotiated price and participation agreements. The Company extends credit to grove caretaking customers in Central and South Florida under various terms on an unsecured basis.

Revenue Recognition

Revenue from citrus crops is recognized at the time the crop is harvested and delivered to the customer. Receivables from crops sold are recorded for the estimated proceeds to be received from the customer. Differences between the estimates and the final realization of revenues can be significant, and the differences between estimated and final results can be either positive or negative. During the periods presented in these financial statements, no material adjustments were made to the reported revenues from the sale of citrus crops.

Caretaking and harvesting revenues of approximately $20,000 and $19,000 for the three months ended September 30, 2014 and 2013, respectively, which are included in fruit and other revenues in the statements of operations, are recognized as the services are provided. Caretaking revenues are primarily from citrus groves owned individually by related parties of the members.

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Accounts Receivable

Accounts receivable are customer obligations resulting from the sale of citrus fruit and grove caretaking services. The Company provides for an allowance for doubtful accounts which is estimated based on the Company’s historical losses, existing economic conditions within the industry and the financial stability of its customers. Management believes no allowance for doubtful accounts is necessary at September 30, 2014 and June 30, 2014.

Inventories

The costs of growing crops include production costs and certain allocable indirect costs that are capitalized into inventory until the time of harvest. Such costs are expensed when the crops are harvested and are recorded in growing, caretaking, and other direct costs in the statements of operations. Inventories are stated at the lower of cost or net realizable value. The cost for unharvested citrus crops is based on accumulated production costs incurred during the period from January 1 through the balance sheet date.

Other inventories consist of fuel, spray oil, and palm trees and are valued at the lower of cost or market.

Land Held for Sale

The Company classifies land as held for sale in the period in which all of the following criteria are met: a) management with the appropriate authority commits to a plan to sell the asset, b) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets, c) an active program to locate a buyer and other actions required to complete the plan of sale have been initiated, d) the sale of the property or asset within one year is probable and will qualify for accounting purposes as a sale, e) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and f) actions required to complete the plan of sale indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Costs of planting and developing citrus groves are capitalized until the groves become commercially productive, at which time the Company ceases capitalization of costs and commences depreciation.

Impairment of Long-Lived Assets

Long-lived assets are evaluated for impairment when events or circumstances indicate that the carrying amounts of the assets may not be recoverable. When any such impairment exists, the related assets will be written down to fair value. No impairment losses were recognized by the Company for the three months ended September 30, 2014 and 2013, respectively.

Investments in Agricultural Cooperatives

The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. Investments in agricultural cooperatives are not marketable, therefore, these investments are recorded at cost.

The Company evaluates, at least annually, whether events or circumstances have occurred that may have a significant adverse effect on the fair value of these investments. No impairment losses on these investments were recognized by the Company for the three months ended September 30, 2014 and 2013, respectively.

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Income Taxes

The Company has elected to be treated as a Corporation for federal income tax purposes beginning October 1, 2013. Consequently, federal income taxes were not payable by the Company up to September 30, 2013. Members were taxed individually on their share of the Company’s earnings. Therefore, no provision or liability for federal income taxes has been included in the financial statements as of September 30, 2013.

The Company identifies and evaluates uncertain tax positions, if any, and recognizes the impact of uncertain tax positions for which there is less than more-likely-than-not probability of the position being upheld when reviewed by the relevant taxing authority. Such positions are deemed to be unrecognized tax benefits and a corresponding liability is established on the balance sheet. The Company has not recognized a liability for uncertain tax positions. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. The Company’s open tax years subject to examination by the Internal Revenue Service and the Florida Department of Revenue generally remain open for three years from the date of filing.

From October 1, 2013 and going forward income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences to reflect the net tax effects between the basis of assets and liabilities for consolidated financial statement and income tax purposes. The differences relate primarily to depreciable assets, net operating losses, and differences in the method of account for fruit and other receivables, fruit inventory, prepaid expenses and other assets, accounts payable and accrued expenses. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

Fair Value of Financial Instruments

FASB ASC Topic 820 “Fair Value Measurements and Disclosure” establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Valuation based on quoted prices in active markets for identical assets or liabilities.

Level 2 — Valuation based on quoted market prices for similar assets and liabilities in active markets.

Level 3 — Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values due to the short-term nature of these instruments. These include cash and cash equivalents, accounts receivable, other receivables, accounts payable, and accrued expenses. The fair value of the Company’s capital lease obligation, note payable and term debt approximate their carrying values based on current rates available to the Company.

3.	Land Purchase

The Company purchased approximately 1,500 acres of citrus groves that included land, trees and fruit inventory as well as irrigation and other equipment on September 4, 2014. The purchase price was approximately $17,600,000 which was funded through cash plus additional financing of $11,000,000 in term debt (see Note 10).

4.	Cash Flow Information

The Company had non-cash investing and financing transactions as follows:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Escrow deposit in other assets applied to purchase of property and equipment	$250,000	$–
Property and equipment purchased under notes	11,000,000	–

Supplemental cash flow disclosures are as follows:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Cash paid for interest	$377,399	$393,413
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5.	Restricted Proceeds from Land Sales Held in Escrow

Under the terms of the loan agreement with Prudential Mortgage Capital Company, LLC (Prudential), the Company may deposit the proceeds from real estate sales into a pledge account for a period of up to 12 months which serves as replacement collateral. As of September 30, 2014 and June 30, 2014 all the proceeds were released from restrictions, based on the contract, and distributed to Members.

6.	Property and Equipment

Property and equipment consist of the following:

For the three months ended,	September 30, 2014 (unaudited)	September 30, 2013 (unaudited)
Citrus trees	$32,330,529	$24,695,210
Land	17,554,652	11,633,532
Equipment, irrigation and vehicles	7,417,689	5,192,700
Building and improvements	1,577,298	1,061,789
Office equipment and furniture	107,234	107,234
	58,987,402	42,690,465
Less: accumulated depreciation	(3,809,188)	(3,289,639)
	$55,178,214	$39,400,826

Depreciation expense totaled $519,548 and $455,456 for the three months ended September 30, 2014 and 2013, respectively, of which $511,479 and $452,043 was capitalized in inventory. Certain land with a cost of $2,832,159 has been classified as held for sale as of June 30, 2014. It was sold during the three month period ended September 30, 2014 resulting in a gain on sale of assets of $2,926,553.

7.	Loan Costs
	September 30, 2014 (unaudited)	June 30, 2014
Loan costs	$541,094	$431,108
Less: accumulated amortization	(59,070)	(50,188)
	$482,024	$380,920

The loan costs are stated at cost and amortized using the straight-line method (which approximates the effective interest method) over the lives of the related loans. Amortization totaled $8,882 for both periods ended September 30, 2014 and 2013, respectively, and has been capitalized in inventory.

A schedule of the estimated aggregate loan cost amortization for the next five succeeding fiscal years is as follows:

Years
Office equipment and furniture	5-7
Equipment, irrigation and vehicles	7-15
Buildings and improvements	10-20
Citrus trees	20

Year Ended September 30,
2015	$46,956
2016	46,956
2017	46,957
2018	40,857
2019	28,359
Thereafter	271,939
$482,024
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8.	Investments in Agricultural Cooperatives

The Company has various investments in agricultural cooperatives which include per unit retains under base capital or revolving capital plans, patronage refunds and other allocated equities. The investments in agricultural cooperatives are as follows:

	September 30, 2014 (unaudited)	June 30, 2014
Citrus Marketing Services	$297,485	$297,485
Waverly Growers Association	23,801	23,801
Dundee CGA	12,540	12,540
	$333,826	$333,826
9.	Note Payable

The Company has entered into a revolving line of credit agreement in the amount of $6,000,000 with a bank. Interest on advances is adjusted quarterly and is based on the three month London Interbank Offered Rate (LIBOR) plus 2.75% (2.98% at September 30, 2014) and is payable semi-annually beginning June 1, 2013. The agreement expires July 1, 2018 at which time all outstanding principal and interest is due. The note is secured by certain real estate. Advances outstanding under the revolving note were $6,000,000 and $3,159,620 at September 30, 2014 and June 30, 2014, respectively.

The note payable and term debt with financial institutions described in Note 10 include cross collateralization and cross default provisions.

10.	Term Debt and Capital Lease Obligation

Term debt and capital lease obligation consist of the following:

	September 30, 2014	June 30, 2014
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June, 2033. The note is secured by certain real property	$13,630,000	$13,775,000
Note payable to a financial institution in quarterly installments of $145,000 plus interest at 5.35% per annum. The note matures June, 2033. The note is secured by certain real property	13,630,000	13,775,000
Note payable to a financial institution with quarterly interest payments at 3.85% per annum beginning December 1, 2014 and principal payments of $55,000 beginning March 1, 2015. The note matures September 1, 2021 at which time all principal and accrued interest is due. The note is secured by certain real property.	5,500,000	–
Note payable to a financial institution with quarterly interest payments at 3.45% per annum beginning December 1, 2014 and principal payments of $55,000 beginning March 1, 2015. Beginning on September 1, 2019, and on each of September 1, 2024 and September 1, 2029, the financial institution has the right to adjust the interest rate to a new agreed upon interest rate, comparable to other terms at that time. The note matures September 1, 2039 at which time all principal and accrued interest is due. The note is secured by certain real property.	5,500,000	–
Note payable to a financing corporation in semi annual installments of $18,056 including interest. The note matures December 1, 2016 and is secured by certain equipment	90,278	90,278
Capital lease payable to a financing corporation in monthly installments of $1,800 including interest at 10.96%. The lease matured August, 2014 and was secured by certain equipment	–	1,763
	38,350,278	27,642,041
Less: current maturities	(1,581,111)	(1,197,874)
	$36,769,167	$26,444,167
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A schedule of maturities of the term debt and capital lease obligation is as follows:

Year Ended September 30,
2015	$1,581,111
2016	1,636,167
2017	1,618,000
2018	1,600,000
2019	1,600,000
Thereafter	30,315,000
$38,350,278

Interest costs incurred amounted to approximately $443,000 and $400,000, for the three months ending September 30, 2014 and 2013, respectively.

The Company is required to meet certain financial ratios on various notes payable related to current assets and liabilities.

The term debt with financial institutions and the note payable described in Note 9 include cross collateralization and cross default provisions.

11.	Income Taxes

The provision for income taxes consists of the following:

September 30,	2014	2013
Current income tax provision:
Federal	$–	$–
State	–	–
	–	–
Deferred income tax provision:
Federal	(754,971)	–
State	(129,236)	–
	(884,207)	–
Total	$(884,207)	$–

The tax effects of temporary differences that give rise to deferred tax assets and liabilities consist of the following:

	September 30, 2014 (Unaudited)	June 30, 2014
Deferred tax assets:
Accounts payable and accrued expenses	$374,335	$240,617
Fixed assets	186,811	–
Net operating loss	2,331,002	2,345,060
Total deferred tax assets	2,892,148	2,585,677
Deferred tax liabilities:
Fruit Inventory, net of capitalized depreciation	2,969,871	1,420,497
Fruit and other receivables	1,684,893	1,805,020
Prepaid expenses	73,105	150,083
Depreciation	5,204,791	5,366,382
Total deferred tax liabilities	9,932,660	8,741,982
Net deferred tax liability	$(7,040,512)	$(6,156,305)
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Deferred taxes are included in the accompanying balance sheet as follows:

	September 30, 2014 (Unaudited)	June 30, 2014
Deferred current tax liability:	$(4,166,723)	$(3,134,983)
Deferred non-current tax liability:	(2,873,789)	(3,021,322)
	$(7,040,512)	$(6,156,305)

The Company’s net operating loss carryforwards, which may provide future tax benefits, expire in 2034. Since the fiscal year 2014 was the initial year for the Company as a taxable corporation, there are no net operating loss carryforwards from prior years.

12.	Lease Arrangements and Rent Expense

Capital Lease

The Company leases certain equipment under a non-cancellable capital lease. The equipment under the lease is included in the accompanying consolidated balance sheets as follows:

	September 30, 2014 (unaudited)	June 30, 2014
Equipment, irrigation and vehicles	$147,101	$147,101
Less: accumulated depreciation	(30,646)	(26,969)
	$116,455	$120,132

Future minimum lease payments under the capital lease are included in the schedule of maturities of term debt (Note 10).

Operating Leases

The Company leases certain equipment under non-cancellable operating leases. The leases have original terms of 12 to 48 months. The leases provide for monthly rent payments and include various purchase options at the end of the lease terms. Rent expense totaled approximately $54,914 and $38,981, for the three months ended September 30, 2014 and 2013, respectively, for these non-cancellable operating leases, of which $53,413 and $37,541, respectively has been capitalized in inventory.

Future minimum payments under the leases are as follows:

Year Ended September 30,
2015	$212,150
2016	198,649
2017	114,601
$525,400
13.	Retirement Plan

During 2013, the Company adopted a trusteed qualified 401(k) plan for all eligible full-time employees. The Plan permits employees to make contributions up to the maximum limits allowed by the Internal Revenue Code. The Plan provides for mandatory safe-harbor matching contribution.

The Company’s provision for matching contributions was approximately $9,000 and $8,000, for the three months ended September 30, 2014 and 2013, respectively.

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14.	Equity Based Compensation

The Company issued units valued at approximately $1,389,000, equal to 5% of total member contributions on a fully diluted basis, in exchange for future services of one member and will vest ratably over a two year period that ends December 31, 2014. The pro rata amount of $173,665 has been included in the general and administrative expenses in the statements of operations for the three months ended September 30, 2014 and 2013. The remaining balance of $173,664 will be recognized ratably until its expiration date. Upon employment termination of the member without cause, the unvested portion becomes fully vested. If the member terminates employment, there is an option, as defined, to purchase a significant portion of income producing citrus groves that could impact the results of operations.

15.	Major Customer

Receivables from one major customer aggregated 95% and 88% of the Company’s receivables at September 30, 2014 and at June 30, 2014. Due to the seasonality of the industry there are no sales related to the sale of fruit for the three months ended September 30, 2014 and 2013. Management believes that there is a market for its fruit with other processors if there was a termination of the current purchase and supply agreement with this major customer.

16.	Commitments and Contingencies

The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company’s financial position or the results of the operations of the Company.

17.	Subsequent Events

The Company has evaluated events and transactions occurring subsequent to September 30, 2014 as of January 13, 2015, which is the date the financial statements were available to be issued. Subsequent events occurring after January 13, 2015 have not been evaluated by management. No material events have occurred since September 30, 2014 that require recognition or disclosure in the financial statements, except as follows:

In October, 2014 the Company signed a letter of intent to enter into a purchase agreement and plan of merger with a publicly traded company. Substantially all of the proceeds will be paid with stock of the acquiring company. This transaction is expected to be completed during fiscal year end 2015.

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